Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Syntel, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Keshav R. Murugesh, Chief Executive Officer and President of the Company and Arvind Godbole, Chief Financial Officer & Chief Information Security Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Keshav R. Murugesh
Keshav R. Murugesh
Syntel, Inc. Chief Executive Officer and President
May 08, 2009

/s/ Arvind Godbole
Arvind Godbole
Syntel, Inc. Chief Financial Officer &
Chief Information Security Officer
May 08, 2009

48